Exhibit 10.4
                  January 31, 2008

To:               California Pizza Kitchen, Inc.
                  6053 West Century Boulevard, 11th Floor
                  Los Angeles, California 90045-6438
                  Attn:             Sue Collyns, CFO
                  Telephone:        310-342-4620
                  Facsimile:        310-568-7720

From              Bank of America, N.A.
                  c/o Banc of America Securities LLC
                  9 West 57th Street, 40th Floor
                  New York, NY 10019
                  Attn: John Servidio
                  Telephone: 212-847-6527
                  Facsimile:  212-230-8610

Re:               Issuer Forward Repurchase Transaction
                  (Transaction Reference Number: NY - 33438)

Ladies and Gentlemen:

         The purpose of this communication (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between Bank of America, N.A. ("BofA") and California Pizza Kitchen, Inc. ("Counterparty") on the Trade Date specified below (the "Transaction"). The terms of the Transaction shall be set forth in this Confirmation and a Supplemental Terms Notice in the form of Schedule A hereto (the "Supplemental Terms Notice") that references this Confirmation. This Confirmation and the Supplemental Terms Notice together shall constitute a "Confirmation" as referred to in the ISDA Master Agreement specified below.

1. This Confirmation is subject to, and incorporates, the definitions and provisions of the 2000 ISDA Definitions (including the Annex thereto) (the "2000 Definitions") and the definitions and provisions of the 2002 ISDA Equity Derivatives Definitions (the "Equity Definitions", and together with the 2000 Definitions, the "Definitions"), in each case as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). In the event of any inconsistency between the 2000 Definitions and the Equity Definitions, the Equity Definitions will govern.

         This Confirmation evidences a complete and binding agreement between BofA and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall be subject to an agreement (the "Agreement") in the form of the 2002 ISDA Master Agreement (the "ISDA Form") as if BofA and Counterparty had executed an agreement in such form (without any Schedule but with the elections set forth in this Confirmation). The Transaction shall be the only Transaction under the Agreement.

         All provisions contained in, or incorporated by reference to, the Agreement will govern this Confirmation except as expressly modified herein. In the event of any inconsistency between this Confirmation and either the Definitions or the Agreement, this Confirmation shall govern. The Transaction is a Share Forward Transaction within the meaning set forth in the Equity Definitions.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

         Trade Date:                           January 31, 2008

         Seller:                               BofA

         Buyer:                                Counterparty

         Shares:                               The common stock of Counterparty,
                                               par value USD 0.01 per share
                                               (Ticker Symbol: "CPKI")

         Prepayment:                           Applicable

         Prepayment Amount:                    USD 46,259,682.44

         Prepayment Date:                      The first Exchange Business Day
                                               following the Trade Date.

         Exchange:                             NASDAQ Global Select Market

         Related Exchange(s):                  All Exchanges

         Calculation Agent:                    Bank of America, N.A.

Valuation Terms:

         Initial Period Averaging Dates: Each of the consecutive Exchange Business Days commencing on, but excluding, the Trade Date and ending on, and including, the
                                               Initial Period End Date (or if
                                               such date is not an Exchange
                                               Business Day, the next following
                                               Exchange Business Day).

         Initial Period End Date:              February 26, 2008; provided that
                                               BofA shall have the right, in its
                                               absolute discretion, at any time
                                               to accelerate the Initial Period
                                               End Date to any Exchange Business
                                               Day that is on or after February
                                               20, 2008 by delivery of a
                                               Supplemental Terms Notice to
                                               Counterparty no later than the
                                               Exchange Business Day immediately
                                               following the date of
                                               acceleration. On the Initial
                                               Period End Date, BofA shall
                                               determine, in each case, in good
                                               faith and a commercially
                                               reasonable manner, the Final
                                               Averaging Date, the Scheduled
                                               Earliest Acceleration Date, the
                                               Initial Price, the Minimum Shares
                                               and the Maximum Shares in the
                                               manner set forth below, and shall
                                               deliver to Counterparty a
                                               Supplemental Terms Notice
                                               substantially in the form of
                                               Schedule A to this Confirmation.
                                               ----------

         Averaging                             Dates: Each of the consecutive
                                               Exchange Business Days commencing
                                               on, and including, the Exchange
                                               Business Day immediately
                                               following the Initial Period End
                                               Date and ending on and including
                                               the Final Averaging Date.

         Final Averaging Date:                 As set forth in the Supplemental
                                               Terms Notice, to be the date five
                                               months following the Initial
                                               Period End Date (or if such date
                                               is not an Exchange Business Day,
                                               the next following Exchange
                                               Business Day); provided that BofA
                                               shall have the right, in its
                                               absolute discretion, at any time
                                               to accelerate the Final Averaging
                                               Date to any Exchange Business Day
                                               that is on or after the Scheduled
                                               Earliest Acceleration Date by
                                               written notice to Counterparty no
                                               later than the Exchange Business
                                               Day immediately following the
                                               date of acceleration.

         Scheduled Earliest Acceleration
         Date: As set forth as such in the Supplemental Terms Notice, to be the 50th Scheduled Trading Day following (but excluding) the
                                               Initial Period End Date.

         Valuation Date:                       The last Averaging Date.

         Averaging Date Disruption:            Modified Postponement, provided
                                               that notwithstanding anything to
                                               the contrary in the Equity
                                               Definitions, if a Market
                                               Disruption Event occurs on any
                                               Initial Period Averaging Date
                                               or any Averaging Date, the
                                               Calculation Agent may, if
                                               appropriate in light of market
                                               conditions, regulatory
                                               considerations or otherwise, take
                                               any or all of the following
                                               actions: (i) postpone the Initial
                                               Period End Date or the Final
                                               Averaging Date, as the case may
                                               be, in accordance with Modified
                                               Postponement  (as modified
                                               herein) or (ii) determine that
                                               such Initial Period Averaging
                                               Date or Averaging Date is a
                                               Disrupted Day only in part, in
                                               which case the Calculation Agent
                                               shall make adjustments to the
                                               number of Shares for which such
                                               day shall be an Initial Period
                                               Averaging Date or Averaging Date
                                               and determine the Initial Price
                                               or Settlement Price, as the case
                                               may be, based on an appropriately
                                               weighted average instead of the
                                               arithmetic average described
                                               under "Initial Price" or
                                               "Settlement Price," as the case
                                               may be, below.  Such
                                               determination and adjustments
                                               will be based on, among other
                                               factors, the duration of any
                                               Market Disruption Event and the
                                               volume, historical trading
                                               patterns and price of the Shares.
                                               Section 6.6(a) of the Equity
                                               Definitions is hereby amended by
                                               replacing the word "shall" in the
                                               fifth line thereof with the word
                                               "may," and by deleting clause (i)
                                               thereof, and Section 6.7(c)(iii)
                                               (A) of the Equity Definitions is
                                               hereby amended by replacing the
                                               word "shall" in the sixth and
                                               eighth line thereof with the word
                                               "may."

         Market Disruption Events:             The first sentence of Section
                                               6.3(a) of the Equity Definitions
                                               is hereby amended (A) by deleting
                                               the words "during the one hour
                                               period that ends at the relevant
                                               Valuation Time,  Latest Exercise
                                               Time, Knock-in Valuation Time or
                                               Knock-out Valuation Time, as the
                                               case may be" in the third, fourth
                                               and fifth lines thereof, and (B)
                                               by replacing the words "or (iii)
                                               an Early Closure." by "(iii) an
                                               Early Closure, or (iv) a
                                               Regulatory Disruption."

         Regulatory Disruption:                Any event that BofA, in good
                                               faith, determines makes it
                                               appropriate with regard to any
                                               legal, regulatory or
                                               self-regulatory requirements or
                                               related policies and procedures
                                               (whether or not such
                                               requirements, policies or
                                               procedures are imposed by law or
                                               have been voluntarily adopted by
                                               BofA, and including without
                                               limitation Rule 10b-18,
                                               Rule 10b-5, Regulation 13D-G and
                                               Regulation 14E under the
                                               Securities Exchange Act of 1934,
                                               as amended (the "Exchange Act"),
                                               and Regulation M), for BofA to
                                               refrain from or decrease any
                                               market activity in connection
                                               with the Transaction. BofA shall
                                               notify Counterparty as soon as
                                               reasonably practicable that a
                                               Regulatory Disruption has
                                               occurred and the Initial Period
                                               Averaging Dates or Averaging
                                               Dates affected by it.


Settlement Terms:

         Initial Share Delivery:               On the Initial Share Delivery
                                               Date, BofA shall deliver to
                                               Counterparty the Initial Shares.

         Initial Share Delivery Date:          Prepayment Date.

         Initial Shares:                       1,850,000 Shares

         Interim Share Delivery: On each Interim Share Delivery Date, BofA shall deliver to Counterparty the
                                               Interim Shares for such Interim
                                               Share Delivery Date in accordance
                                               with Section 9.4 of the Equity
                                               Definitions, with the Interim
                                               Share Delivery Date deemed to be
                                               a "Settlement Date" for purposes
                                               of such Section 9.4.

         Interim Share Delivery Dates:         Each date prior to the Settlement
                                               Date (or earlier date of
                                               termination or cancellation of
                                               the Transaction) designated by
                                               BofA as such in BofA's absolute
                                               discretion.

         Interim Shares:                       As of any Interim Share Delivery
                                               Date, a number of Shares
                                               determined by BofA in its
                                               absolute discretion.

         Minimum Shares:                       As set forth in the Supplemental
                                               Terms Notice, to be a number of
                                               Shares equal to (a) the
                                               Prepayment Amount divided by (b)
                                               the product of 115.0% and the
                                               Initial Price.

         Maximum Shares:                       As set forth in the Supplemental
                                               Terms Notice, to be a number of
                                               Shares equal to (a) the
                                               Prepayment Amount divided by (b)
                                               the product of 93.5% and the
                                               Initial Price.

         Initial Price:                        As set forth in the Supplemental
                                               Terms Notice, to be the
                                               arithmetic average of the VWAP
                                               Prices for all Initial Period
                                               Averaging Dates.

         Settlement Date:                      The date that falls one
                                               Settlement Cycle following the
                                               Valuation Date.

         Settlement:                           On the Settlement Date, BofA
                                               shall deliver to Counterparty the
                                               Number of Shares to be Delivered,
                                               if a positive number. If, as a
                                               result of Section 9 below, the
                                               Number of Shares to be Delivered
                                               is a negative number, the
                                               Counterparty Settlement
                                               Provisions in Annex A shall
                                               apply.

         Number of Shares to be Delivered:     A number of Shares equal to (a)
                                               the Prepayment Amount divided by
                                               (b) (i) the Settlement Price
                                               minus (ii) $0.35; provided that,
                                               if such number is greater than
                                               the Maximum Shares, the Number of
                                               Shares to be Delivered shall
                                               equal the Maximum Shares; and
                                               provided further that, if such
                                               number is less than the Minimum
                                               Shares, the Number of Shares to
                                               be Delivered shall equal the
                                               Minimum Shares; and provided
                                               further that the Number of Shares
                                               to be Delivered as so determined
                                               shall be reduced by the aggregate
                                               number of Shares delivered on the
                                               Initial Share Delivery Date and
                                               each Interim Share Delivery Date,
                                               but shall not be reduced below
                                               zero unless the provisions of
                                               Section 9 below apply.

         Settlement Price:                     The arithmetic average of the
                                               VWAP Prices for all Averaging
                                               Dates.

         VWAP Price:                           For any Initial Period Averaging
                                               Date or Averaging Date, the Rule
                                               10b-18 dollar volume weighted
                                               average price per Share for such
                                               day based on transactions
                                               executed during such day, as
                                               reported on Bloomberg Page
                                               "CPKI.Q [Equity] AQR SEC" (or any
                                               successor thereto) or, in the
                                               event such price is not so
                                               reported on such day for any
                                               reason, as reasonably determined
                                               by the Calculation Agent.

         Excess Dividend Amount:               For the avoidance of doubt, all
                                               references to the Excess Dividend
                                               Amount in Section 9.2(a)(iii) of
                                               the Equity Definitions shall be
                                               deleted.

         Other Applicable Provisions:          To the extent BofA is obligated
                                               to deliver Shares hereunder, the
                                               provisions of Sections 9.1(c),
                                               9.8, 9.9, 9.10, 9.11 (except that
                                               the Representation and Agreement
                                               contained in Section 9.11 of the
                                               Equity Definitions shall be
                                               modified by excluding any
                                               representations therein relating
                                               to restrictions, obligations,
                                               limitations or requirements under
                                               applicable securities laws that
                                               exist as a result of the fact
                                               that Counterparty is the Issuer
                                               of the Shares) and 9.12 of the
                                               Equity Definitions will be
                                               applicable, except that all
                                               references in such provisions to
                                               "Physically-Settled" shall be
                                               read as references to "Net Share
                                               Settled".  "Net Share Settled"
                                               means that BofA is obligated to
                                               deliver Shares hereunder.

Dividends:

         Dividend:                             Any dividend or distribution on
                                               the Shares other than any
                                               dividend or distribution of the
                                               type described in Sections
                                               11.2(e)(i), 11.2(e)(ii)(A) or
                                               11.2(e)(ii)(B) of the Equity
                                               Definitions.

Share Adjustments:

         Method of Adjustment:                 Calculation Agent Adjustment;
                                               provided that Dividends shall not
                                               be Potential Adjustment Events.

                                               It shall constitute an additional
                                               Potential Adjustment Event if the
                                               Final Averaging Date is postponed
                                               pursuant to "Averaging Date
                                               Disruption" above, in which case
                                               the Calculation Agent may, in its
                                               commercially reasonable
                                               discretion, adjust any relevant
                                               terms of the Transaction as the
                                               Calculation Agent determines
                                               appropriate to account for the
                                               economic effect on the
                                               Transaction of such postponement.

Extraordinary Events:

         Consequences of Merger Events:

         (a) Share-for-Share:                  Modified Calculation Agent
                                               Adjustment

         (b) Share-for-Other:                  Cancellation and Payment

         (c) Share-for-Combined:               Component Adjustment

         Tender Offer:                         Applicable

         Consequences of Tender Offers:

         (a) Share-for-Share:                  Modified Calculation Agent
                                               Adjustment

         (b) Share-for-Other:                  Modified Calculation Agent
                                               Adjustment

         (c) Share-for-Combined:               Modified Calculation Agent
                                               Adjustment

         Composition of Combined
         Consideration:                        Not Applicable

         Consequences of Announcement
         Events:                               Modified Calculation Agent
                                               Adjustment as set forth in
                                               Section 12.3(d) of the Equity
                                               Definitions; provided that
                                               references to "Tender Offer"
                                               shall be replaced by references
                                               to "Announcement Event" and
                                               references to "Tender Offer Date"
                                               shall be replaced by references
                                               to "Announcement Date."  An
                                               Announcement Event shall be an
                                               "Extraordinary Event" for
                                               purposes of the Equity
                                               Definitions, to which Article 12
                                               of the Equity Definitions is
                                               applicable.

         Announcement Event:                   The occurrence of an Announcement
                                               Date in respect of a potential
                                               Acquisition Transaction (as
                                               defined in Section 9 below).

         Announcement Date:                    The date of the first public
                                               announcement in relation to an
                                               Acquisition Transaction, or any
                                               publicly announced change or
                                               amendment to the announcement
                                               giving rise to an Announcement
                                               Date.

         Provisions applicable to Merger
         Events and Tender Offers:             The consequences set forth
                                               opposite "Consequences of Merger
                                               Events" and "Consequences of
                                               Tender Offers" above shall apply
                                               regardless of whether a
                                               particular Merger Event or Tender
                                               Offer relates to an Announcement
                                               Date for which an adjustment has
                                               been made pursuant to
                                               Consequences of Announcement
                                               Events, without duplication of
                                               any such adjustment.


         Nationalization, Insolvency or
         Delisting:                            Cancellation and Payment
                                               (Calculation Agent
                                               Determination); provided that in
                                               addition to the provisions of
                                               Section 12.6(a)(iii) of the
                                               Equity Definitions, it will also
                                               constitute a Delisting if the
                                               Exchange is located in the United
                                               States and the Shares are not
                                               immediately re-listed, re-traded
                                               or re-quoted on any of the New
                                               York Stock Exchange, the American
                                               Stock Exchange, the NASDAQ Global
                                               Market or the NASDAQ Global
                                               Select Market (or their
                                               respective successors); if the
                                               Shares are immediately re-listed,
                                               re-traded or re-quoted on any
                                               such exchange or quotation
                                               system, such exchange or
                                               quotation system shall thereafter
                                               be deemed to be the Exchange.

         Additional Disruption Events:

           Change in Law:                      Applicable; provided that,
                                               Section 12.9(a)(iii) of the
                                               Definitions is hereby amended by
                                               deleting clause (Y) thereof in
                                               its entirety.

           Failure to Deliver:                 Applicable

           Insolvency Filing:                  Applicable

           Hedging Disruption:                 Applicable

           Loss of Stock Borrow:               Applicable

              Maximum Stock Loan Rate:         200 basis points

           Hedging Party:                      For all applicable Additional
                                               Disruption Events, BofA

           Determining Party:                  For all Extraordinary Events and
                                               Additional Disruption Events,
                                               BofA

         Non-Reliance:                         Applicable

         Agreements and Acknowledgments
         Regarding Hedging Activities:         Applicable

         Additional Acknowledgments:           Applicable

3. Account Details:

         (a) Account for delivery of Shares
         to Counterparty:                      To be provided by Counterparty

         (b) Account for payments to
         Counterparty:                         To be provided by Counterparty

         (c) Account for payments to BofA:

                  Bank of America
                  New York, NY
                  SWIFT: BOFAUS65
                  Bank Routing: 026?009?593
                  Account Name: Bank of America
                  Account No. : 0012333?34172

         4. Offices:
         (a) The Office of Counterparty for the Transaction is: Counterparty is not a Multibranch Party

         (b) The Office of BofA for the Transaction is:

                  Bank of America, N.A.
                  c/o Banc of America Securities LLC
                  9 West 57th Street, 40th Floor
                  New York, NY 10019


5. Notices: For purposes of this Confirmation:

         (a) Address for notices or communications to Counterparty:

                  California Pizza Kitchen, Inc.
                  6053 West Century Boulevard, 11th Floor
                  Los Angeles, California 90045-6438
                  Attn:    Sue Collyns, CFO
                  Telephone: 310-342-4620
                  Facsimile: 310-568-7720


         (b) Address for notices or communications to BofA:

                  Bank of America, N.A.
                  c/o Banc of America Securities LLC
                  9 West 57th Street, 40th Floor
                  New York, NY 10019
                  Attn:  John Servidio
                  Telephone: 212-847-6527
                  Facsimile: 212-230-8610

6. Additional Provisions Relating to Transactions in the Shares.

         (a) Counterparty acknowledges and agrees that the Initial Shares delivered on the Initial Share Delivery Date and the Interim Shares delivered on each Interim Share Delivery Date may be sold short to Counterparty. Counterparty further acknowledges and agrees that BofA may, during (i) the period from the date hereof to the Valuation Date or, if later, the Scheduled Earliest Acceleration Date without regard to any adjustment thereof pursuant to "Special Provisions Relating to Friendly Transaction Announcements" below, and (ii) the period from and including the first Settlement Valuation Date to and including the last Settlement Valuation Date, if any (together, the "Relevant Period"), purchase Shares in connection with the Transaction, which Shares may be used to cover all or a portion of such short sale or may be delivered to Counterparty. Such purchases will be conducted independently of Counterparty. The timing of such purchases by BofA, the number of Shares purchased by BofA on any day, the price paid per Share pursuant to such purchases and the manner in which such purchases are made, including without limitation whether such purchases are made on any securities exchange or privately, shall be within the absolute discretion of BofA. It is the intent of the parties that the Transaction comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act, and the parties agree that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c), and Counterparty shall not take any action that results in the Transaction not so complying with such requirements. Without limiting the generality of the preceding sentence, Counterparty acknowledges and agrees that (A) Counterparty does not have, and shall not attempt to exercise, any influence over how, when or whether BofA effects any purchases of Shares in connection with the Transaction, (B) during the period beginning on (but excluding) the date of this Confirmation and ending on (and including) the last day of the Relevant Period, neither Counterparty nor its officers or employees shall, directly or indirectly, communicate any information regarding Counterparty or the Shares to any employee of BofA or its Affiliates responsible for trading the Shares in connection with the transactions contemplated hereby,
(C) Counterparty is entering into the Transaction in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act and (D) Counterparty will not alter or deviate from this Confirmation or enter into or alter a corresponding hedging transaction with respect to the Shares. Counterparty also acknowledges and agrees that any amendment, modification, waiver or termination of this Confirmation must be effected in accordance with the requirements for the amendment or termination of a "plan" as defined in Rule 10b5-1(c) under the Exchange Act. Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act, and no such amendment, modification or waiver shall be made at any time at which Counterparty or any officer or director of Counterparty is aware of any material nonpublic information regarding Counterparty or the Shares.

         (b) The Shares are not, and Counterparty will not cause the Shares to be, subject to a "restricted period" (as defined in Regulation M promulgated under the Exchange Act) at any time during the Relevant Period unless Counterparty has provided written notice to BofA of such restricted period not later than the Scheduled Trading Day immediately preceding the first day of such restricted period; Counterparty acknowledges that any such notice may cause a Regulatory Disruption to occur; accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 6(a).

         (c) Counterparty shall, at least one day prior to the first day of the Relevant Period, notify BofA of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Relevant Period and during the calendar week in which the first day of the Relevant Period occurs ("Rule 10b-18 purchase", "blocks" and "affiliated purchaser" each being used as defined in Rule 10b-18), which notice shall be substantially in the form set forth as Appendix A hereto.

         (d) During the Relevant Period, Counterparty shall (i) notify BofA prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act of 1933, as amended (the "Securities Act") of any merger, acquisition, or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify BofA following any such announcement that such announcement has been made, and (iii) promptly deliver to BofA following the making of any such announcement a written notice indicating (A) Counterparty's average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty's block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, Counterparty shall promptly notify BofA of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that any such public announcement may result in a Regulatory Disruption and may cause the Relevant Period to be suspended. Accordingly, Counterparty acknowledges that its actions in relation to any such announcement or transaction must comply with the standards set forth in Section 6(a).

         (e) Without the prior written consent of BofA, Counterparty shall not, and shall cause its Affiliates and affiliated purchasers (each as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a cash-settled or other derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for Shares during the Relevant Period.

7. Representations, Warranties and Agreements.

         (a) In addition to the representations, warranties and agreements in the Agreement and those contained elsewhere herein, Counterparty represents and warrants to and for the benefit of, and agrees with, BofA as follows:

                  (i) (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares and (B) as of the Trade Date, Counterparty is in compliance with its reporting obligations under the Exchange Act and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not, as of their respective filing dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (ii) Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that BofA is not making any representations or warranties with respect to the treatment of the Transaction under FASB Statements 133, as amended, or 150, EITF Issue No. 00-19 (or any successor issue statements) or under FASB's Liabilities & Equity Project.

                  (iii) Without limiting the generality of Section 3(a)(iii) of the Agreement, the Transaction will not violate Rule 13e-1 or Rule 13e-4 under the Exchange Act.

                  (iv) Prior to the Trade Date, Counterparty shall deliver to BofA a resolution of Counterparty's board of directors authorizing the Transaction and such other certificate or certificates as BofA shall reasonably request. Counterparty has publicly disclosed on August 9, 2007 its intention to institute a program for the acquisition of Shares.

                  (v) Counterparty is not entering into this Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act, and will not engage in any other securities or derivative transaction to such ends.

                  (vi) Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (vii) On the Trade Date and the Prepayment Date, (A) the assets of Counterparty at their fair valuation exceed the liabilities of Counterparty, including contingent liabilities, (B) the capital of Counterparty is adequate to conduct the business of Counterparty and
         (C) Counterparty has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature.

                  (viii) Counterparty shall not declare or pay any Dividend (as defined above) to holders of record as of any date occurring prior to the Settlement Date or, if the provisions of Annex A apply, the Cash Settlement Payment Date.

         (b) Each of BofA and Counterparty agrees and represents that it is an "eligible contract participant" as defined in Section 1a(12) of the U.S. Commodity Exchange Act, as amended.

         (c) Counterparty acknowledges that the offer and sale of the Transaction to it is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof. Accordingly, Counterparty represents and warrants to BofA that (i) it has the financial ability to bear the economic risk of its investment in the Transaction and is able to bear a total loss of its investment, (ii) it is an "accredited investor" as that term is defined in Regulation D as promulgated under the Securities Act, (iii) it is entering into the Transaction for its own account and without a view to the distribution or resale thereof, and (iv) the assignment, transfer or other disposition of the Transaction has not been and will not be registered under the Securities Act and is restricted under this Confirmation, the Securities Act and state securities laws.

         (d) The parties hereto agree and acknowledge that BofA is a "financial institution," "swap participant" and "financial participant" within the meaning of Sections 101(22), 101(53C) and 101(22A) of Title 11 of the United States Code (the "Bankruptcy Code"). The parties hereto further agree and acknowledge that
(A) this Confirmation is (i) a "securities contract," as such term is defined in
Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a "settlement payment" within the meaning of Sections 362 and 546 of the Bankruptcy Code and (ii) a "swap agreement," as such term is defined in Section 101(53B) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a "transfer" and a "payment or other transfer of property" within the meaning of Sections 362 and 546 of the Bankruptcy Code, and (B) BofA is entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(b)(17), 362(o), 546(e), 546(g), 555, 560 and 561 of the
Bankruptcy Code.

8. Agreements and Acknowledgements Regarding Hedging.

         Counterparty acknowledges and agrees that:

         (a) During the Relevant Period, BofA and its Affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust its hedge position with respect to the Transaction;

         (b) BofA and its Affiliates also may be active in the market for Shares other than in connection with hedging activities in relation to the Transaction;

         (c) BofA shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty's securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Settlement Price and/or the VWAP Price; and

         (d) Any market activities of BofA and its Affiliates with respect to Shares may affect the market price and volatility of Shares, as well as the Settlement Price and/or the VWAP Price, each in a manner that may be adverse to Counterparty.

9. Special Provisions regarding Friendly Transaction Announcements.

         (a) If a Friendly Transaction Announcement occurs on or prior to the Settlement Date, then the Number of Shares to be Delivered shall be determined as if the second proviso were deleted from the definition thereof (and, for the avoidance of doubt, in such event the Number of Shares to be Delivered may be reduced below zero pursuant to the last proviso to such definition). If a Friendly Transaction Announcement occurs after the Trade Date but prior to the Scheduled Earliest Acceleration Date, the Scheduled Earliest Acceleration Date shall be adjusted to be the date of such Friendly Transaction Announcement. If a Friendly Transaction Announcement occurs after the Settlement Date or any earlier date of termination or cancellation of the Transaction pursuant to
Section 6 of the Agreement or Article 12 of the Equity Definitions, then a second settlement (a "Second Settlement") shall occur (notwithstanding such earlier termination or cancellation) with a settlement date (the "Second Settlement Date") determined in accordance with Annex A and a Number of Shares to be Delivered equal to the lesser of (i) zero and (ii) (x) the Number of Shares to be Delivered determined pursuant to the first sentence of this paragraph as if such Friendly Transaction Announcement occurred prior to such Settlement Date or earlier date of termination or cancellation minus (y) the Number of Shares to be Delivered determined pursuant to Section 2 of this Confirmation without regard to this Section 9 (provided that in the case of a Second Settlement occurring after such an earlier date of termination or cancellation, a Number of Shares to be Delivered shall not be determined and instead a Forward Cash Settlement Amount will be determined as provided in Annex
A).

         (b) "Friendly Transaction Announcement" means (i) a Transaction Announcement by Counterparty or its board of directors prior to the last day of the Relevant Period or any earlier date of termination or cancellation of the Transaction pursuant to Section 6 of the Agreement or Article 12 of the Equity Definitions (such earlier date, the "Actual Termination Date"), (ii) an announcement prior to the date three months following the date (the "Relevant Date") set forth in the Supplemental Terms Notice as the Final Averaging Date that an Acquisition Transaction that is the subject of an Transaction Announcement occurring prior to the Actual Termination Date has been approved, agreed to, recommended by or otherwise consented to by Counterparty or its board of directors, or negotiated by Counterparty or any authorized representative of Counterparty, or (iii) where Counterparty or its board of directors has a legal obligation to make a recommendation to its shareholders in respect of any such Acquisition Transaction prior to the date three months following the Relevant Date, the absence of a recommendation that its shareholders reject such transaction.

         "Transaction Announcement" means (i) the announcement of an Acquisition Transaction, (ii) an announcement that Counterparty or any of its subsidiaries has entered into an agreement, a letter of intent or an understanding to enter into an Acquisition Transaction, (iii) the announcement of an intention to solicit or enter into, or to explore strategic alternatives or other similar undertaking that may include, an Acquisition Transaction, or (iv) any other announcement that in the reasonable judgment of the Calculation Agent may result in an Acquisition Transaction. For the avoidance of doubt, announcements as used in this definition of Transaction Announcement refer to any public announcement whether made by the Issuer or a third party.

         "Acquisition Transaction" means (i) any Merger Event (and for purposes of this definition the definition of Merger Event shall be read with the references therein to "100%" being replaced by "15%" and to "50%" by "75%" and as if the clause beginning immediately following the definition of Reverse Merger therein to the end of such definition were deleted) or Tender Offer, or any other transaction involving the merger of Counterparty with or into any third party, (ii) the sale or transfer of all or substantially all of the assets of Counterparty, (iii) a recapitalization, reclassification, binding share exchange or other similar transaction, (iv) any acquisition, lease, exchange, transfer, disposition (including by way of spin-off or distribution) of assets (including any capital stock or other ownership interests in subsidiaries) or other similar event by Counterparty or any of its subsidiaries where the aggregate consideration transferable or receivable by or to Counterparty or its subsidiaries exceeds 15% of the market capitalization of Counterparty and (v) any transaction in which Counterparty or its board of directors has a legal obligation to make a recommendation to its shareholders in respect of such transaction (whether pursuant to Rule 14e-2 under the Exchange Act or otherwise).

10.      Other Provisions.

         (a) Alternative Calculations and Payment on Early Termination and on Certain Extraordinary Events. If either party would owe the other party any amount pursuant to Sections 12.2, 12.3, 12.6, 12.7 or 12.9 of the Equity Definitions (except in the event of an Insolvency, a Nationalization, a Tender Offer or a Merger Event, in each case, in which the consideration or proceeds to be paid to holders of Shares consists solely of cash) or pursuant to Section 6(d)(ii) of the Agreement (except in the event of an Event of Default in which Counterparty is the Defaulting Party or a Termination Event in which Counterparty is the Affected Party, that resulted from an event or events within Counterparty's control) (a "Payment Obligation"), Counterparty shall have the right, in its sole discretion, to satisfy or to require BofA to satisfy, as the case may be, any such Payment Obligation by the Share Termination Alternative (as defined below) by giving irrevocable telephonic notice to BofA, confirmed in writing within one Scheduled Trading Day, between the hours of 9:00 A.M. and 4:00 P.M. New York City time on the Merger Date, Tender Offer Date, Announcement Date or Early Termination Date, as applicable ("Notice of Share Termination"). Upon such Notice of Share Termination, the following provisions shall apply on the Scheduled Trading Day immediately following the Merger Date, the Tender Offer Date, Announcement Date or Early Termination Date, as applicable:

Share Termination Alternative:      Applicable and means, if delivery pursuant
                                    to the Share Termination Alternative is owed by BofA, that BofA shall deliver to Counterparty the Share Termination Delivery
                                    Property on the date on which the Payment
                                    Obligation would otherwise be due pursuant to Section 12.7 or 12.9 of the Equity
                                    Definitions or Section 6(d)(ii) of the
                                    Agreement, as applicable (the "Share
                                    Termination Payment Date"), in satisfaction of the Payment Obligation. If delivery pursuant to the Share Termination
                                    Alternative is owed by Counterparty,
                                    paragraphs 2 through 5 of Annex A shall
                                    apply as if such delivery were a settlement of the Transaction to which Net Share
                                    Settlement (as defined in Annex A) applied, the Cash Settlement Payment Date were the
                                    Early Termination Date, the Forward Cash
                                    Settlement Amount were zero (0) minus the Payment Obligation owed by Counterparty, and "Shares" as used in Annex A were replaced by "Share Termination Delivery Units."

Share Termination Delivery
Property:                           A number of Share Termination Delivery
                                    Units, as calculated by the Calculation
                                    Agent, equal to the Payment Obligation
                                    divided by the Share Termination Unit Price.
                                    The Calculation Agent shall adjust the Share
                                    Termination Delivery Property by replacing any fractional portion of a security therein with an amount of cash equal to the value of such fractional security based on the values used to calculate the Share Termination Unit
                                    Price.

Share Termination Unit Price: The value of property contained in one Share Termination Delivery Unit on the date such Share Termination Delivery Units are to be delivered as Share Termination Delivery Property, as determined by the Calculation Agent in its discretion by commercially reasonable means and notified by the Calculation Agent to the parties at the time of notification of the Payment Obligation.

Share Termination Delivery Unit:    In the case of a Termination Event, Event of
                                    Default or Delisting, one Share or, in the case of an Insolvency, Nationalization,
                                    Merger Event or Tender Offer, a unit
                                    consisting of the number or amount of each type of property received by a holder of one
                                    Share (without consideration of any
                                    requirement to pay cash or other
                                    consideration in lieu of fractional amounts of any securities) in such Insolvency, Nationalization, Merger Event or Tender
                                    Offer.  If such Insolvency, Nationalization,
                                    Merger Event or Tender Offer involves a
                                    choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

Failure to Deliver:                 Applicable

Other applicable provisions:        If Share Termination Alternative is
                                    applicable, the provisions of Sections 9.8, 9.9, 9.10, 9.11 (except that the
                                    Representation and Agreement contained in
                                    Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the Issuer of the Shares) and 9.12 of the Equity Definitions will be applicable, except that all references in such provisions to "Physically-Settled" shall be read as references to "settled by Share
                                    Termination Alternative" and all references to "Shares" shall be read as references to "Share Termination Delivery Units".

         (b) Equity Rights. BofA acknowledges and agrees that this Confirmation is not intended to convey to it rights with respect to the Transaction that are senior to the claims of common stockholders in the event of Counterparty's bankruptcy. For the avoidance of doubt, the parties agree that the preceding sentence shall not apply at any time other than during Counterparty's bankruptcy to any claim arising as a result of a breach by Counterparty of any of its obligations under this Confirmation or the Agreement. For the avoidance of doubt, the parties acknowledge that this Confirmation is not secured by any collateral that would otherwise secure the obligations of Counterparty herein under or pursuant to any other agreement.

         (c) Staggered Settlement. BofA may, by notice to Counterparty prior to the Settlement Date (a "Nominal Settlement Date"), elect to deliver the Shares deliverable on such Nominal Settlement Date on two or more dates (each, a "Staggered Settlement Date") or at two or more times on the Nominal Settlement Date as follows: (i) in such notice, BofA will specify to Counterparty the related Staggered Settlement Dates (each of which will be on or prior to such Nominal Settlement Date) or delivery times and how it will allocate the Shares it is required to deliver under "Physical Settlement" among the Staggered Settlement Dates or delivery times; and (ii) the aggregate number of Shares that BofA will deliver to Counterparty hereunder on all such Staggered Settlement Dates and delivery times will equal the number of Shares that BofA would otherwise be required to deliver on such Nominal Settlement Date.

         (d) Transfer and Assignment. BofA may transfer or assign its rights and obligations hereunder and under the Agreement, in whole or in part, to (i) any of its Affiliates, (ii) any entities sponsored or organized by, or on behalf of or for the benefit of, BofA, or (iii) any third party, in each case with the consent of Counterparty, not to be unreasonably withheld.

         (e) Amendments to Equity Definitions. The following amendments shall be made to the Equity Definitions:

                  (i) The first sentence of Section 11.2(c) of the Equity Definitions, prior to clause (A) thereof, is hereby amended to read as follows: `(c) If "Calculation Agent Adjustment" is specified as the Method of Adjustment in the related Confirmation of a Share Option Transaction or Share Forward Transaction, then following the announcement or occurrence of any Potential Adjustment Event, the Calculation Agent will determine whether such Potential Adjustment Event has a material effect on the theoretical value of the relevant Shares or options on the Shares and, if so, will (i) make appropriate adjustment(s), if any, to any one or more of:' and clause (B) thereof is hereby amended by inserting, after `the Forward Price,' `the Maximum Shares, the Minimum Shares,' and the portion of such sentence immediately preceding clause (ii) thereof is hereby amended by deleting the words "diluting or concentrative" and the words "(provided that no adjustments will be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)" and replacing such latter phrase with the words "(and, for the avoidance of doubt, adjustments may be made to account solely for changes in volatility, stock loan rate or liquidity relative to the relevant Shares)";

                  (ii) Section 11.2(e)(vii) of the Equity Definitions is hereby amended by deleting the words "diluting or concentrative" and replacing them with "material"; and

                  (iii) Section 12.6(a)(ii) of the Equity Definitions is hereby amended by (1) deleting from the fourth line thereof the word "or" after the word "official" and inserting a comma therefor, and (2) deleting the semi-colon at the end of subsection (B) thereof and inserting the following words therefor "or (C) at BofA's option, the occurrence of any of the events specified in Section 5(a)(vii) (1) through (9) of the ISDA Master Agreement with respect to that issuer".

         (f) No Netting and Set-off. Notwithstanding any provision of the Agreement (including without limitation Section 6(f) thereof) and this Confirmation or any other agreement between the parties to the contrary, neither party shall net or set off its obligations under the Transaction against its rights against the other party under any other transaction or instrument.

         (g) Disclosure. Effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.

         (h) Designation by BofA. Notwithstanding any other provision in this Confirmation to the contrary, BofA (the "Designator") may designate any of its Affiliates (the "Designee") to deliver and otherwise perform its obligations to deliver any Shares or other securities in respect of the Transaction, and the Designee may assume such obligations, if any. Such designation shall not relieve the Designator of any of its obligations, if any, hereunder. Notwithstanding the previous sentence, if the Designee shall have performed the obligations, if any, of the Designator hereunder, then the Designator shall be discharged of its obligations, if any, to Counterparty to the extent of such performance.

         (i) Termination Currency. The Termination Currency shall be USD.

         (j) Agreements regarding the Supplemental Terms Notice.

                 (i) Counterparty accepts and agrees to be bound by the contractual terms and conditions as set forth in the Supplemental Terms Notice for the Transaction. Upon receipt of the Supplemental Terms Notice, Counterparty shall promptly execute and return the Supplemental Terms Notice to BofA; provided that Counterparty's failure to so execute and return the Supplemental Terms Notice shall not affect the binding nature of the Supplemental Terms Notice, and the terms set forth therein shall be binding on Counterparty to the same extent, and with the same force and effect, as if Counterparty had executed a written version of the Supplemental Terms Notice.

                 (ii) Counterparty and BofA agree and acknowledge that (A) the transactions contemplated by this Confirmation will be entered into in reliance on the fact that this Confirmation and the Supplemental Terms Notice form a single agreement between Counterparty and BofA, and BofA would not otherwise enter into such transactions, (B) this Confirmation, as amended by the Supplemental Terms Notice, is a "qualified financial contract", as such term is defined in Section 5-701(b)(2) of the General Obligations Law of New York (the "General Obligations Law"); (C) the Supplemental Terms Notice, regardless of whether the Supplemental Terms Notice is transmitted electronically or otherwise, constitutes a "confirmation in writing sufficient to indicate that a contract has been made between the parties" hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and
         (D) this Confirmation constitutes a prior "written contract", as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Confirmation, as supplemented by the Supplemental Terms Notice.

                 (iii) Counterparty and BofA further agree and acknowledge that this Confirmation, as supplemented by the Supplemental Terms Notice, constitutes a contract "for the sale or purchase of a security", as set forth in Section 8-113 of the Uniform Commercial Code of New York.

         (k) Waiver of Trial by Jury. EACH OF COUNTERPARTY AND BOFA HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF BOFA OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

         (l) Governing Law. THIS CONFIRMATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

         Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Confirmation enclosed for that purpose and returning it to us by mail or facsimile transmission to the address for Notices indicated above.




                                             Yours sincerely,

                                             BANK OF AMERICA, N.A.


                                             By: /s/ Jake Mendelsohn
                                                --------------------
                                             Name: Jake Mendelsohn
                                             Title:   Principal




         Confirmed as of the date first above written:

         CALIFORNIA PIZZA KITCHEN, INC.


         By:      /s/ Susan M. Collyns
                  ----------------------
         Name: Susan M. Collyns
         Title:   Chief Financial Officer

                                                                      SCHEDULE A

                            SUPPLEMENTAL TERMS NOTICE


                  California Pizza Kitchen, Inc.
                  6053 West Century Boulevard, 11th Floor
                  Los Angeles, California 90045-6438
                  Attn:             Sue Collyns, CFO
                  Telephone:        310-342-4620
                  Facsimile:        310-568-7720


From:             Bank of America, N.A.

Subject:          Issuer Forward Repurchase Transaction

Ref. No:          NY - 33438

Date:             [         ], 2008


--------------------------------------------------------------------------------

Ladies and Gentlemen:

         The purpose of this Supplemental Terms Notice is to notify you of certain terms of the Transaction dated January 31, 2008 between Bank of America, N.A. ("BofA") and California Pizza Kitchen, Inc. ("Counterparty").

         The definitions and provisions contained in the Confirmation dated as of January 31, 2008 between BofA and Counterparty (the "Confirmation") are incorporated into this Supplemental Terms Notice. In the event of any inconsistency between those definitions and provisions and this Supplemental Terms Notice, this Supplemental Terms Notice will govern.

1. The terms of the Transaction to which this Supplemental Terms Notice relates are as follows:

                  Initial Period End Date:       [________]

                  Final Averaging Date: [________] [the date five months following the Initial Period End Date (or if such date is not an Exchange
                                                 Business Day, the next
                                                 following Exchange Business
                                                 Day)], subject to BofA's right
                                                 to accelerate the Final
                                                 Averaging Date set forth in the
                                                 Confirmation.

                  Scheduled Earliest
                  Acceleration Date:             [________]   [the  50th
                                                 Scheduled   Trading  Day
                                                 following  (but excluding) the
                                                 Initial Period End Date]

                  Initial Price:                 USD[____]  per Share [the
                                                 arithmetic  average of the VWAP
                                                 Prices  for all Initial Period
                                                 Averaging Dates]

                  Minimum Shares:                [__________]  [a  number  of
                                                 Shares  equal to (a) the
                                                 Prepayment Amount  divided  by
                                                 (b) the  product  of  115.0%
                                                 and the  Initial Price]

                  Maximum Shares:                [__________]  [a  number  of
                                                 Shares  equal to (a) the
                                                 Prepayment Amount divided by
                                                 (b) the product of 93.5% and
                                                 the Initial Price]

                                   Yours sincerely,

                                   BANK OF AMERICA, N.A.


                                   By:      _______________________________
                                   Name:
                                   Title:




         Receipt Acknowledged:

         CALIFORNIA PIZZA KITCHEN, INC.


         By:      _______________________________
         Name:
         Title:

                                                                      APPENDIX A
                            [Counterparty Letterhead]

Bank of America, N.A.
c/o Banc of America Securities LLC
9 W. 57th Street
New York, New York 10019
Attn:  John Servidio

                  Re:      Issuer Forward Repurchase Transaction

Ladies and Gentlemen:

         In connection with our entry into a confirmation between you and us dated as of January 31, 2008 (the "Confirmation"), we hereby represent that set forth below is the total number of shares of our common stock purchased by or for us or any of our affiliated purchasers in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) (all defined in Rule 10b-18 under the Securities Exchange Act of 1934, as amended) during the four full calendar weeks immediately preceding the first day of the Relevant Period (as defined in the Confirmation) and the week during which the first day of the Relevant Period occurs:

             Monday's                 Friday's                 Share
             Date                     Date                     Number
             ----                     ----                     ------
Week 4:
Week 3:
Week 2:
Week 1:
Current Week:

         We understand that you will use this information in calculating trading volume for purposes of Rule 10b-18.

                                     Very truly yours,
                                     CALIFORNIA PIZZA KITCHEN, INC.

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                                                        ANNEX A

                       COUNTERPARTY SETTLEMENT PROVISIONS

         1. The following Counterparty Settlement Provisions shall apply to the extent indicated under the Confirmation:

     Settlement Currency:           USD

     Settlement Method Election:    Applicable;  provided that (i) Section 7.1
                                    of the Equity Definitions is hereby amended by deleting the word "Physical" in the sixth line thereof and replacing it with the words "Net Share" and (ii) the Electing
                                    Party may make a settlement method election only if the Electing Party represents and warrants to BofA in writing on the date it notifies BofA of its election that, as of such date, (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares and
                                    (B)  Counterparty  is in  compliance with
                                    its  reporting  obligations  under the
                                    Exchange  Act and its most  recent Annual
                                    Report on Form 10-K, together with all
                                    reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not, as of their respective filing dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the  circumstances  under which they were
                                    made, not misleading.

     Electing Party:                Counterparty

     Settlement Method
     Election Date:                 The date 5 Exchange  Business Days prior to
                                    the Valuation Date; provided that if BofA accelerates the Final Averaging Date pursuant to the proviso to the definition of Final Averaging Date, the Settlement
                                    Method Election Date shal lbe the second
                                    Exchange  Business Day immediately
                                    following the Valuation Date, and the latest time for making such Settlement Method
                                    Election shall be 10 minutes prior to the open of trading on the Exchange on such second Exchange Business Day; and provided further that if a Friendly Transaction
                                    Announcement occurs after the Settlement
                                    Date or an earlier  termination or
                                    cancellation of the Transaction  pursuant to
                                    Section 6 of the Agreement or Article 12 of the Equity Definitions, the Settlement
                                    Method Election Date for the Second
                                    Settlement shall be the date of the Friendly
                                    Transaction Announcement.

     Default Settlement Method:     Cash Settlement

     Forward Cash Settlement
     Amount: The Number of Shares to be Delivered multiplied by the Settlement Valuation Price; provided that, in the case of a Second Settlement occurring after an early termination or cancellation of the Transaction pursuant to Section 6 of the Agreement or Article 12 of the Equity Definitions, the Forward Cash Settlement Amount shall equal the lesser of (i) zero and (ii)(x) the amount of the Payment Obligation (the "Payment Amount") that would have been calculated for such early termination or cancellation if the second proviso had been deleted from the definition of Number of Shares to be Delivered (and, for the avoidance of doubt, in such event the Number of Shares to be Delivered may be reduced below zero pursuant to the last proviso to such definition) and, for purposes of "Alternative Calculations and Payment on Early Termination and Certain Extraordinary Events" of the
                                    Confirmation,  the  relevant  Friendly
                                    Transaction Announcement had occurred prior to such calculation, as determined by the Calculation Agent (with an amount that would have been owed by Counterparty

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                                    expressed as a negative number for purposes
                                    of this calculation) minus (y) the actual
                                    Payment Amount calculated for such early termination or cancellation.


     Settlement                     Valuation Price: The arithmetic average of
                                    the VWAP Prices for all Settlement Valuation
                                    Dates, subject to Averaging Date Disruption, determined as if each Settlement Valuation
                                    Date were an Averaging Date (with Averaging
                                    Date Disruption applying as if the last
                                    Settlement Valuation Date were the Final
                                    Averaging Date and the Settlement Valuation
                                    Price were the Settlement Price).


     Settlement Valuation Dates:    A number of Scheduled Trading Days selected
                                    by BofA in its reasonable discretion,
                                    beginning on (i) the Scheduled Trading Day immediately following the later of the Final
                                    Averaging Date and the Settlement Method
                                    Election Date or (ii), in the case of a
                                    Second Settlement, the date of the Friendly
                                    Transaction Announcement.

     Cash Settlement:               If Cash Settlement is applicable, then
                                    Counterparty shall pay to BofA the absolute value of the Forward Cash Settlement
                                    Amount on the Cash Settlement Payment Date.

     Cash Settlement
     Payment Date:                  The date one Settlement Cycle following the
                                    last Settlement Valuation Date.

     Net Share Settlement
     Procedures:                    If Net Share  Settlement is applicable, Net
                                    Share Settlement shall be made in accordance with paragraphs 2 through 5 below.

         2. Net Share Settlement shall be made (i) by delivery on the Cash Settlement Payment Date (such date, the "Net Share Settlement Date") of a number of Shares, which will not be registered for resale (the "Restricted Payment Shares"), with a value equal to the absolute value of the Forward Cash Settlement Amount, with such Shares' value based on the realizable market value (which value shall take into account a commercially reasonable illiquidity discount), as determined by the Calculation Agent (the "Restricted Share Value"), and (ii) by delivery of the Make-Whole Payment Shares as described in paragraph 4 below.

         3. If Counterparty delivers Restricted Payment Shares pursuant to paragraph 2 above, and Make-whole Payment Shares pursuant to paragraph 4 below:

                  (a) all Restricted Payment Shares and Make-Whole Payment Shares shall be delivered to BofA (or any affiliate of BofA designated by BofA) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof;

                  (b) as of or prior to the date of delivery, BAS, BofA and any potential purchaser of any such shares from BofA (or any affiliate of BofA designated by BofA) identified by BofA shall have been afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for private placements of equity securities (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them); and

                  (c) as of the date of delivery, Counterparty shall enter into an agreement (a "Private Placement Agreement") with BofA (or any affiliate of BofA designated by BofA) in connection with the private placement of such shares by Counterparty to BofA (or any such affiliate) and the private resale of such shares by BofA (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance commercially reasonably satisfactory to BofA, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating to the indemnification of, and contribution in connection with the liability of, BofA and its affiliates, and shall provide for the payment by Counterparty of all fees and expenses in connection with such resale,

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
including all fees and expenses of counsel for BofA, and shall contain representations, warranties and agreements of Counterparty reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales.

                  (d) Counterparty shall not take or cause to be taken any action that would make unavailable either (i) the exemption set forth in Section 4(2) of the Securities Act for the sale of any Restricted Payment Shares or Make-Whole Payment Shares by Counterparty to BofA or (ii) an exemption from the registration requirements of the Securities Act reasonably acceptable to BofA for resales of Restricted Payment Shares and Make-Whole Payment Shares by the BofA (or an affiliate of BofA).

                  (e) Counterparty expressly agrees and acknowledges that the public disclosure of all material information relating to Counterparty is within Counterparty's control.


         4. If Restricted Payment Shares are delivered in accordance with paragraph 3 above, on the last Settlement Valuation Date, a balance (the "Settlement Balance") shall be established with an initial balance equal to the absolute value of the Forward Cash Settlement Amount. Following the delivery of Restricted Payment Shares or any Make-Whole Payment Shares, BofA shall sell all such Restricted Payment Shares or Make-Whole Payment Shares in a commercially reasonable manner. At the end of each Exchange Business Day upon which sales have been made, the Settlement Balance shall be reduced by an amount equal to the aggregate proceeds received by BofA or its affiliate upon the sale of such Restricted Payment Shares or Make-Whole Payment Shares, less a customary and commercially reasonable private placement fee for private placements of common stock by similar issuers. If, on any Exchange Business Day, all Restricted Payment Shares and Make-Whole Payment Shares have been sold and the Settlement Balance has not been reduced to zero, Counterparty shall (i) deliver to BofA or as directed by BofA one Settlement Cycle following such Exchange Business Day an additional number of Shares (the "Make-Whole Payment Shares" and, together with the Restricted Payment Shares, the "Payment Shares") equal to (x) the Settlement Balance as of such Exchange Business Day divided by (y) the Restricted Share Value of the Make-Whole Payment Shares as of such Exchange Business Day or (ii) promptly deliver to BofA cash in an amount equal to the then remaining Settlement Balance. This provision shall be applied successively until either the Settlement Balance is reduced to zero or the aggregate number of Restricted Payment Shares and Make-Whole Payment Shares equals the Maximum Deliverable Number. If on any Exchange Business Day, Restricted Payment Shares and Make-Whole Payment Shares remain unsold and the Settlement Balance has been reduced to zero, BofA shall promptly return such unsold Restricted Payment Shares or Make-Whole Payment Shares.


         5. Notwithstanding the foregoing, in no event shall Counterparty be required to deliver more than the Maximum Deliverable Number of Shares as Payment Shares hereunder. "Maximum Deliverable Number" means 6,000,000 Shares. Counterparty represents and warrants to BofA (which representation and warranty shall be deemed to be repeated on each day from the date hereof to the last Settlement Valuation Date or, if Counterparty has elected to deliver any Payment Shares hereunder, to the date on which resale of such Payment Shares is completed (the "Final Resale Date")) that the Maximum Deliverable Number is equal to or less than the number of authorized but unissued Shares of Counterparty that are not reserved for future issuance in connection with transactions in such Shares (other than the transactions under this Confirmation) on the date of the determination of the Maximum Deliverable Number (such Shares, the "Available Shares"). In the event Counterparty shall not have delivered the full number of Shares otherwise deliverable as a result of this paragraph 5 (the resulting deficit, the "Deficit Shares"), Counterparty shall be continually obligated to deliver, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, Shares when, and to the extent that, (i) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the date hereof (whether or not in exchange for cash, fair value or any other consideration), (ii) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved or
(iii) Counterparty additionally authorizes any unissued Shares that are not reserved for other transactions. Counterparty shall immediately notify BofA of the occurrence of any of the foregoing events (including the number of Shares subject to clause (i), (ii) or (iii) and the corresponding number of Shares to be delivered) and promptly deliver such Shares thereafter.

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